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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-118341 and 333-128882) and Form S-3 (File Nos. 333-127710 and 333-129213) of Idenix Pharmaceuticals, Inc. of our report dated March 15, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 15, 2006